EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NBT Bancorp Inc.:

     We consent to incorporation by reference in the registration statement on Form S-4 related to the registration of shares for the merger between NBT Bancorp Inc. and Pioneer American Holding Company Corp., filed by NBT Bancorp Inc. under the Securities Act of 1933 of our report dated January 21, 2000, with respect to the consolidated balance sheets of NBT Bancorp Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 1999 which report appears in the December 31, 1999 annual report on Form 10-K of NBT Bancorp Inc., incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP
KPMG LLP

Syracuse, New York
March 31, 2000



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